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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Keystone Financial, Inc. for the registration of $400,000,000 of debt securities and to the incorporation by reference therein of our report dated January 31, 1997 with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries included in its Annual Report
       (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

       Pittsburgh, Pennsylvania
       April 16, 1997